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                             SHAREHOLDERS AGREEMENT

          This Shareholders Agreement (the "Agreement") is entered into as of December 15, 1993 by and among Paul Allen, an individual ("Allen") on the one hand, and HG, Inc., a Delaware corporation ("HG"), and the other signatories to this Agreement (collectively with HG, referred to herein as the "Existing Shareholders") on the other hand. The Existing Shareholders and Allen are sometimes herein collectively referred to as the "Shareholders", and individually as a "Shareholder".

     A. Concurrently with the execution of this Agreement, Allen is acquiring, pursuant to a Stock Subscription Agreement dated as of November 20, 1993, as amended (the "Subscription Agreement"), shares of Common Stock of Ticketmaster Holdings Group, Ltd., an Illinois corporation (the "Company"), representing (when added to the shares being issued concurrently to Fredric D. Rosen pursuant to the terms of the Movie Tix Agreement attached to the Subscription Agreement as Exhibit G) 79.9% of the outstanding shares or Common Stock of the Company (the "Allen Shares") after giving effect to such acquisition. The shares of the Company's common stock not held by Allen (the "Existing Shares") are held by the Existing Shareholders. The Allen Shares and the Existing Shares, and all equity securities issued in exchange therefor or by virtue thereof, whether by stock dividend, stock split, combination of shares or otherwise, are referred to herein as the "Shares".

     B. The parties hereto desire to enter into this Agreement in order to set forth their respective rights and obligations with respect to the Shares.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. BOARD REPRESENTATION. During the term of this Agreement, the Existing Shareholders shall be entitled, acting through their Representative (as defined in Section 8) to designate one member for election to the Company's Board of Directors, subject to approval of Allen, which approval shall not be unreasonably withheld or delayed. Allen agrees to vote his Shares in favor of such nominee.

     2.   RESTRICTIONS ON TRANSFER.

          A.   BY ALLEN

          (a) Allen agrees that Allen will not, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (a "Transfer") any Shares (or any interest therein), owned by Allen, except for a



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"Permitted Transfer", any offering of Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any public distribution of Shares pursuant to Rule 144 thereunder (collectively, an "Exempt Transfer") or a Transfer otherwise in compliance with this Agreement.

          (b) For purposes of this Agreement, "Permitted Transfer" shall mean a transfer of Shares by a Shareholder to his or her spouse, lineal descendants or ancestors (and their spouses) or issue of grandparents, any other Shareholder, the trustee of a trust for the principal benefit of such persons, any charitable donation, or any "Affiliate" of such Shareholder (as hereinafter defined), or any pledge of Shares so long as the Pledgeholder acknowledges that the provisions of Section 3 of this Agreement shall be applicable to any sale of the Shares pledged following foreclosure or otherwise. The provisions of
Section 4 shall not apply to a sale by any Pledgeholder. An "Affiliate" of a Shareholder shall mean any person which controls or is controlled by or under common control with such Shareholder or who would otherwise be deemed to be an Affiliate for purposes of the Securities Exchange Act of 1934, as amended.

          B.   BY EXISTING SHAREHOLDERS

          (a) No Existing Shareholder shall Transfer any Shares in connection with any Exempt Transfer (other than a Rule 144 sale or a Permitted Transfer) unless he shall have first given written notice to Allen of his intent to do so and such transfer is thereafter completed in accordance with clause (b) below. Said notice (the "Notice") shall specify the number of Shares to be sold pursuant to an effective registration statement.

          (b) (i) Within five (5) business days following his receipt of the Notice, Allen shall notify the Shareholder desiring to Transfer Shares whether he wishes to purchase all but not less than all of the Shares specified in the Notice and shall thereupon be legally obligated to purchase the Shares specified (and the Existing Shareholder shall be obligated to sell such Shares) at the price provided in clause (ii) below.

              (ii) If Allen elects to purchase such Shares, he shall be obligated to purchase, and such Shareholder shall be obligated to sell all of such Shares at a price determined as follows: (1) if the Company's Common Stock is then publicly traded, then at a price equal to the average of the closing prices for such stock on the ten business days preceding such Notice on the principal exchange on which the stock is traded (or if traded in the over the counter market at the mean between the bid and ask prices on such days); or
(2) in the case of an initial public offering (a) at a price determined by the proposed managing underwriter for the offering as the midpoint between the estimated high and low range of prices or, if such price is unacceptable to

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such Shareholder, (b) at the actual price at which such Managing Underwriter shall be prepared to buy the shares (which may be higher or lower than the midpoint of the estimated price range).

             (iii) If Allen elects to purchase such Shares, such purchase shall be completed within five business days after his responsive notice or, if the Shareholder elects to follow the procedure specified in clause (ii)(2)(b) above, immediately after pricing, but concurrently with the dissemination of definitive prospectuses included as part of the registration statement under clause (2)(b) above and payment shall be made by immediately available funds.

              (iv) If Allen does not elect to purchase the Shares as specified in the Notice, such Shareholder may, at any time transfer the Shares referred to in the Notice.

     3.   TAG-ALONG RIGHTS.

          (a) RIGHT TO PARTICIPATE IN SALE. If at any time during the term of this Agreement, Allen enters into an agreement to Transfer (other than a Permitted Transfer or Exempt Transfer) any of his Shares (such Transfer being referred to as a "Tag-Along Sale"), then each of the Existing Shareholders shall have the right, but not the obligation (except as provided in Section 4), to participate in such Tag-Along Sale. The number of Shares that each of the Existing Shareholders will be entitled to include in such Tag-Along Sale (such Shareholder's "Allotment") shall be determined by multiplying (i) the number of Shares held by such Shareholder by (ii) a fraction, the numerator of which shall equal the number of Shares proposed by Allen to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Shares held by Allen.

          (b) SALE NOTICE. Allen shall provide the Representative with written notice (the "Tag-Along Sale Notice") not less than 30 days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth: (i) the name of each proposed purchaser of Shares in the Tag-Along Sale; (ii) the number of Shares proposed to be Transferred by Allen; (iii) the proposed amount and form of consideration to be paid for Shares and the terms and conditions of payment offered by each proposed purchaser to Allen and to Existing Shareholders which shall be identical; (iv) the Shareholders' respective Allotments; (v) confirmation that the proposed purchaser has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase Shares from the Existing Shareholders in accordance with the terms hereof; and (vi) the Tag-Along Sale Date.

          (c) TAG-ALONG NOTICE. No less than ten (10) business days prior to the Tag-Along Sale Date, the Representative shall provide written notice (the "Tag Along Notice") to Allen of each

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Existing Shareholder who desires to participate in the Tag-Along Sale.  The
Tag-Along Notice shall set forth the names of the Existing Shareholders desiring to participate and the number of Shares that each such Shareholder elects to include in the Tag-Along Sale, which shall not exceed such Shareholder's Allotment. The Tag-Along Notice given by the Representative on behalf of any Existing Shareholder shall constitute such Shareholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale and to have the Representative execute and deliver such instruments as may be required by the purchaser in connection with such sale (including any required representations and indemnities so long as they are on a several, rather than a joint and several, basis).

          (d) CONSUMMATION OF SALE. If no Tag-Along Notice is received prior to the ten (10) business day period specified above, Allen shall have the right to consummate the Tag-Along Sale without the participation of the Existing Shareholders, but only on terms and conditions which are no more favorable in any material respect to Allen than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 60 days after the Tag-Along Sale Date.

          (e)  EXCEPTIONS TO TAG-ALONG OBLIGATIONS.  The provisions of this
Section 3 shall not apply to (i) Exempt Transfers; and (ii) any Permitted Transfer.

     4.   DRAG-ALONG SALES.

          (a) RIGHT TO REQUIRE SALE. Notwithstanding any other provision hereof, if Allen agrees to sell any of the outstanding Shares of the Company (other than through a Permitted Transfer or an Exempt Transfer) to a bona-fide unaffiliated third person or group of such persons who would be required to jointly file a Schedule 13D if the Shares of the Company were subject to the Securities Exchange Act of 1934, as amended (a "Third Party")which sale results in Allen owning less than 50% of the Shares of the Company (any such transaction, a "Drag-Along Sale"), then each Existing Shareholder hereby agrees to sell to such Third Party, upon the demand of Allen, the same percentage of the total number of Shares held by such Shareholder on the date of the Drag-Along Notice (as defined below) as the Shares Allen is proposing to sell in the Drag-Along Sale represent out of the total Shares held by Allen, at the same price and on the same terms and conditions as Allen has agreed with such Third Party; provided however, that each Existing Shareholder shall not be required to make any representation or warranty in connection with the Drag-Along Sale, other than as to his ownership and authority to sell, free of liens, claims and encumbrances, the Shares to be sold by him; and further provided, that neither the Drag-Along Sale nor each Existing Shareholder's participation therein will eliminate,

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terminate, limit or restrict any registration or other rights that such Existing
Shareholder may have pursuant to any other agreement, instrument or document to which it is a party or otherwise. If the Drag-Along Sale is in the form of a merger transaction, each Existing Shareholder agrees to vote his Shares in favor of such merger and not to exercise any rights of appraisal or dissent afforded under applicable law.

          (b) DRAG-ALONG NOTICE. Prior to making any Drag-Along Sale, Allen shall provide the Existing Shareholders with written notice (the "Drag-Along Notice") not more than 30 nor less than 10 days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; (iii) the aggregate number of Shares to be sold in the Drag-Along Sale; (iv) the number of Shares to be sold by Allen; (v) the number of Shares of each existing Shareholder to be included in the Drag-Along Sale; and (vi) the Drag-Along Sale Date.

          (c) DELIVERY OF CERTIFICATES. On the Drag-Along Sale Date, each Existing Shareholder shall deliver a certificate or certificates for the number of Shares subject to the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Shares together with an executed certificate of representation and warranty as to the matters to which such Existing Shareholder is required to represent and warrant pursuant to Section 4(a) hereof.

     5.   CORPORATE OPPORTUNITY.

          (a) If at any time during the term of this Agreement, Allen engages in any business that would otherwise be competitive with the Ticketmaster Businesses (as hereinafter defined), such business will be conducted through the Company, another Ticketmaster Entity (as defined in the Subscription Agreement) or a subsidiary thereof, except (i) investments in businesses which at the time of Allen's investment were not competitors of the Ticketmaster Businesses (except where incidental to their primary businesses) so long as Allen does not directly or indirectly control such business (whether by stock ownership, board control or otherwise); (ii) in the case of a publicly traded corporation in which Allen is the holder of less than 5% of the outstanding capital stock;
(iii) in the case of Microsoft Corporation or its affiliates; (iv) where the sale of tickets is incidental to the primary business of such business (e.g., ownership of cable networks, "on-line" computer services, ownership or management of sports teams, stadiums, arenas, hotels, cruise lines, theatrical and movie productions and the like) and which do not at the time of the relevant transaction hold themselves out generally as

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competitors of the Company and its subsidiaries, or (v) as provided in clause
(c) below.

          (b) For purposes of this Agreement, the "Ticketmaster Businesses" shall mean the computerized sale of tickets for sporting, theatrical, cinematic, live theater, musical or any other events on behalf of various venues and promoters through distribution channels then utilized by the Company or any of its subsidiaries.

          (c) The Existing Shareholders acknowledge that, notwithstanding the foregoing, Allen may invest in businesses that would otherwise be subject to the provisions of clause (a) above for his own account and not through a Ticketmaster Entity so long as the Company declines the investment opportunity and the Existing Shareholders are given an opportunity (except with respect to purchases of securities effected on an exchange or in the over-the-counter, other than where Allen acquires control of such business) to co-invest with Allen on a proportional basis on the same terms and conditions as Allen. The procedure for effectuating the foregoing co-investment provision shall be as set forth in Section 3 hereof to the extent applicable. Without the consent of a majority of the Existing Shareholders, however, the following activities will be conducted through a Ticketmaster Entity:

               (i) Acquisition of selected assets, subject to certain liabilities, of Wembley, Inc., Pacer CATS Corporation, C.A.T.S. (Computerized Automatic Ticket Sales) Systems Limited and CCS Cinema Computer Systems GmbH by a newly organized joint venture, in which the Company or one of its affiliates will be a direct or indirect investor;

               (ii) The operation of the Ticketmaster Businesses in Australia, primarily by acquiring existing business by or through the formation of a joint venture in which the Company or one of its affiliates will be a direct or indirect investor;

               (iii) An investment in Video Jukebox Network, Inc., or its affiliates ("VJN") or acquisition of certain assets of VJN, by a joint venture in which the Company or one of its affiliates will be a direct or indirect investor;

               (iv) The operation of a cable ticket and shopping channel by a joint venture, the principal investors in which will be the Company or one of its affiliates and a Time Warner affiliate;

               (v) The operation of the Ticketmaster Music Channel by a joint venture among several major companies (including Time Warner and Sony) with up to a 20% investment by the Company; and


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               (vi)  The operation of a video text channel by a joint venture, the principal investors in which will be the Company or one of its affiliates and a Time Warner affiliate.

          (d) This agreement is for the benefit of the Company and the Existing Shareholders and no other person shall have any rights to enforce this provision.

     6. SPECIFIC PERFORMANCE. Due to the fact the securities of the Company cannot now be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

     7. TERMINATION. This Agreement shall terminate upon either (a) at such time as the Existing Shareholders collectively own Shares of an amount less than 10% of the Common Stock of the Company outstanding on the date hereof and as to any Existing Shareholder when such Shareholder owns less than 1% of the Common Stock of the Company outstanding on the date hereof or (b) the voluntary agreement, in writing, of all of the parties hereto.

     8. REPRESENTATIVE. Each of the Existing Shareholders, by execution of this Agreement, hereby appoints HG as its representative(the "Representative") to make and receive all notices, requests, demands and communications to or from Allen with respect to all matters relating hereto, with the same force and effect as if given or received personally by or to each Existing Shareholder.
If at any time HG resigns or otherwise is unavailable to act as the Representative, a successor Representative may be appointed by the written consent of those Existing Shareholders holding a majority of the Shares then owned by the Existing Shareholders. Except as provided herein, no other Existing Shareholder may act with respect to this Agreement other than through the Representative. The Representative hereby agrees to use its reasonable best efforts to distribute or convey, as the case may be, promptly to each of the Existing Shareholders all notices, requests, demands and communications to or from Allen made or received by the Representative hereunder.


     9.   MISCELLANEOUS.

          9.1 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by


                                       -7-
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hand-delivery, registered first-class mail, air courier guaranteeing overnight delivery, telex or telecopier:

          (a) if to an Existing Shareholder, to the Representative at the most current address given by it to Allen in accordance with the provisions of this
Section 9.1, which address initially is the address set forth beneath HG's name on the signature page of this Agreement; and

          (b) if to Allen, initially at the address set forth on the signature page of this Agreement as the address of Allen and thereafter at such other address, notice of which is given to the Representative in accordance with the provisions of this Section 9.1.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          9.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, beneficiaries and personal representatives of each of the parties, other than the purchasers of shares pursuant to an Exempt Transfer.

          9.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.4 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois regardless of the choice of law provisions of Illinois or any other jurisdiction.

          9.6 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


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          9.7  ENTIRE AGREEMENT.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          9.8 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover, and the court shall award, reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          9.9 PRONOUNS AND HEADINGS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

          9.10 MODIFICATION; AMENDMENT. No modification or amendment of this Agreement shall be valid unless the same shall be in writing executed by all the parties hereto.

          9.11 CONSENT OF SPOUSE; INSERTION IN WILL. Each married Shareholder, or if currently unmarried each Shareholder upon marriage, agrees to obtain the consent and approval of his spouse, by the execution hereof by such spouse, to all of the terms and provisions of this Agreement. Each Shareholder agrees to insert in his last will and testament, or other similar instrument, or execute a codicil thereto, directing and authorizing his personal representatives to fulfill and comply with the provisions hereof and to sell and transfer his shares in accordance with the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   ALLEN:


                                   ----------------------------------
                                   Paul Allen
                                   13180 S.E. Eastgate Way
                                   Suite 480
                                   Bellevue, Washington 98005



                                       -9-
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                                   EXISTING SHAREHOLDERS:

                                   HG, INC.
                                   200 West Madison, 38th Floor
                                   Chicago, Illinois  60606


                                   By:
                                      ------------------------------------
                                      Name:
                                      Its:


                                   WELLS FARGO & COMPANY, INC.
                                   444 Market Street
                                   17th Floor
                                   San Francisco, CA   94164


                                   By:
                                      ------------------------------------
                                      Name:
                                      Its:


                                   ---------------------------------------
                                   RICHARD L. SCHULZE
                                   200 West Madison, 38th Floor
                                   Chicago, Illinois  60606


                                   ---------------------------------------
                                   HAROLD S. HANDELSMAN
                                   200 West Madison, 38th Floor
                                   Chicago, Illinois  60606


                                   ROCKWOOD & CO.
                                   200 West Madison, 38th Floor
                                   Chicago, Illinois  60606


                                   By:
                                      ------------------------------------
                                      Name:
                                      Its:



                                   ---------------------------------------
                                   FREDRIC ROSEN
                                   3701 Wilshire Boulevard
                                   6th Floor
                                   Los Angeles, California  90010

                                  SPOUSAL CONSENT


     The undersigned, a spouse of one of the parties to the foregoing Shareholders' Agreement, hereby consents to the execution of the Shareholders' Agreement and the consummation of the transactions contemplated thereby by her spouse and to the extent the undersigned has or hereafter acquires an interest in and to the property and subject matter of this Shareholders' Agreement hereby agrees to be bound by the terms of such Shareholders' Agreement.



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